                     IN THE UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF MARYLAND


------------------------------
In re:                        )
                              )
     APPLIED RESEARCH OF      )      Case No.96-1-2425-DK
     MARYLAND, INC.           )
               Debtor.        )
                              )
------------------------------

                        DEBTOR'S PLAN OF REORGANIZATION
                       --------------------------------

     Applied Research of Maryland, the debtor and debtor-in-possession herein ( the "Debtor"), hereby proposes and presents this Plan of Reorganization (the "Plan"), pursuant to the provisions of Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. Sections 101, "et seq," and, upon an Order of Confirmation, agrees to be bound hereby.

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     For purposes of this Plan, unless the context otherwise requires, the following terms shall have the respective meanings hereinafter set forth:

     1.1 "ADMINISTRATIVE EXPENSE CLAIM" shall mean any Claim arising or accruing on or after the Petition Date which is entitled to Priority Status pursuant to Sections 503(b) and 507(a) (1) of the Bankruptcy Code. Administrative Expense Claim includes Claims of persons, such as attorneys, accountants and other professionals, retained and entitled to compensation and reimbursement in the Chapter 11 Case pursuant to Sections 327, 328, 330, 331 and 503(b) of the Bankruptcy Code.

     1.2 "ALLOWED AMOUNT" or "ALLOWED CLAIM" shall mean (a) the amount of a Claim for which a proof of Claim has been filed, or amended if necessary, with the Bankruptcy Court by the Bar Date, to which no objection has been interposed, (b) if no proof of Claim is timely filed, the amount of any Claim listed in the Schedules, including any timely amendments thereto, which is not listed as disputed, contingent or unliquidated as to amount, and (c) if an objection to the allowance of any Claim has been filed, the amount of such Claim allowed by Final Order of the Bankruptcy Court or by agreement of the Debtor.

     1.3   "ALLOWED SECURED CLAIM" shall mean that portion of an Allowed
Claim which is secured by a properly perfected, non-avoidable lien or security interest in property of the estate.

     1.4 "BANKRUPTCY CODE" shall mean the Bankruptcy Reform Act of 1978, as amended from time to time, and codified at 11 U.S.C. Sections 101 "et seq."

     1.5 "BANKRUPTCY COURT" shall mean the United States Bankruptcy Court for the District of Maryland or any other court having jurisdiction over the Debtor's Chapter 11 Case or any proceeding arising under or arising in or related to the Debtor's Chapter 11 Case.

     1.6 "BANKRUPTCY RULES" shall mean the Federal Rules of Bankruptcy Procedure promulgated August 1, 1991, or as more recently amended.

     1.7 "BAR DATE" shall mean the deadline established by the Bankruptcy Court pursuant to Bankruptcy Rule 3003(c)(3) as the date by which Claims which must be filed shall be filed, failing which such Claims may be disallowed for purposes of voting or distribution. Further, no Claims shall be amended, modified or transferred after the Bar Date.

     1.8 "CASH DISTRIBUTIONS" shall mean the cash payable from Cash Flow to Classes of Claims other than Administrative Expense Claims entitled to payment under the terms of the Plan.

     1.9 "CASH FLOW" shall mean all Revenues after payment of Administrative Expense Claims, funding of necessary reserves, and payment of current disbursements.

     1.10 "CHAPTER 11 CASE" shall mean the Chapter 11 case of Applied Research of Maryland, Case No. 96-1-2425-DK pending in the Bankruptcy Court.

     1.11  "CLAIM" shall mean:

     (a) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or

     (b) a right to an equitable remedy for breach of a performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

     1.12 "CLAIMS DISTRIBUTION FUND" shall mean the account for Cash Distributions funded by all Cash Flow of the Debtor existing or realized after the Confirmation Date.

     1.13 "CLASS" shall mean a Claim or Interest or a group of Claims or Interests consisting of those Claims or Interests which are substantially similar to each other, as classified under the Plan, or a group of Claims or Interests which are otherwise required to be separately classified.

     1.14 "CONFIRMATION DATE" shall mean when the Confirmation Order becomes a Final Order.

     1.15 "CONFIRMATION ORDER" shall mean the order of the Bankruptcy Court confirming the Plan under Section 1129 of the Bankruptcy Code.

     1.16 "CREDITOR" shall mean any entity which holds a Claim against the Debtor.

     1.17  "DEBT" shall mean a liability on a Claim.

     1.18 "DISALLOWED AMOUNT" shall mean, with respect to any particular Disputed Claim, that amount which is equal to the difference, if any, between the Face Amount of such Disputed Claim and the Allowed Amount thereof.

     1.19 "DISPUTED CLAIM" shall mean any Claim for which an Allowed Amount has not yet been determined.

     1.20 "EFFECTIVE DATE" shall mean the thirtieth (30th) day following the Confirmation Date, or the Closing Date, whichever is later.

     1.21 "EMPLOYEE" shall mean any employee as defined by the Asset Purchase Agreement or any employee or consultant engaged or employed by the Debtor as of the Effective Date, whether such engagement or employment is pursuant to a written or unwritten contract or is at will. Notwithstanding the foregoing, "Employee" shall not include Dr. Anand.

     1.22 "EQUITY INTEREST HOLDER" shall mean any employee as defined by the Asset Purchase Agreement or any person who holds a ownership interest in the Debtor as of the Petition Date.

     1.23 "EXCLUDED ASSETS" shall mean any assets which are not to be acquired by Space Applications Corporation under the Asset Purchase Agreement.


     1.24  "FACE AMOUNT" shall mean, with respect to a particular Claim:

     (a) if the holder of such Claim has not filed a proof of Claim with the Bankruptcy Court by the Bar Date, the amount if any, for which such Claim is listed in the Schedules as fixed, undisputed, noncontingent and liquidated; or

     (b) if the holder of such Claim has filed a proof of claim with the Bankruptcy Court by the Bar Date, the amount stated in such proof of Claim; or

     (c) with respect to an Administrative Expense Claim in the form of an application for allowance of compensation or reimbursement of expenses of Professional Persons filed and pending in the Bankruptcy Court, the net amount to which such professional would be entitled if its application were to be granted in full.

     1.25 "FINAL ORDER" shall mean an order of a court from which the time for appeal and reconsideration under Bankruptcy Rules 8002 and 9023 has expired without the commencement of an appeal or request for reconsideration, or an order of a court as to which an appeal or reconsideration has been taken, and where such order has been affirmed by appeal, or, in the case of reconsideration, such request for reconsideration has been denied, and no appeal from such denial of the request for reconsideration has been taken.

     1.26 "IMPAIRED" shall refer to any Class of Claims or Interests treated under the Plan in such a manner as described pursuant to Section 1124 of the Bankruptcy Code.

     1.27 "INTEREST" shall mean the ownership interest(s) held by an Equity Interest Holder.

     1.28 "PETITION DATE" shall mean April 2, 1996, the date the Debtor voluntarily commenced its Chapter 11 Case pursuant to the provisions of the Bankruptcy Code.

     1.29 "PLAN" shall mean this Plan of Reorganization and any and all modifications or corrections hereof or amendments or supplements hereto.

     1.30 "PRIORITY STATUS" shall mean the priority in distribution which is afforded ro certain Claims against the Debtor pursuant to Section 507(a) of the Bankruptcy Code.

     1.31 "PROFESSIONAL PERSONS" shall mean persons retained or to be compensated pursuant to Sections 327, 328, 330, 331 and 503(b) of the Bankruptcy Code.

     1.32  "PRO-RATA" shall mean:

     (a) with respect to Allowed Claims, the same proportion that the Allowed Amount of a Claim of a Creditor in any Class of Claims bears to the aggregate of:

           (i) the Allowed Amount of all Claims of that particular Class of Claims or other Classes of Claims if applicable; plus

           (ii) the aggregate Face Amount of all Claims which are subject to dispute as of the Confirmation Date of that particular Class of Claims or other Classes of Claims if applicable, as reduced from time to time as and to the extent that the Disallowed Amount of such Claims is determined, and

     (b) with respect to Disputed Claims, the same proportion that the Face Amount of a Disputed Claim of a creditor in any Class of Claims bears to the aggregate of:

           (i) the Disputed Amount of all Claims of that particular Class of Claims or other Classes of Claims if applicable; plus

           (ii) the aggregate Face Amount of all Claims which are subject to dispute as of the Confirmation Date of that particular Class of claims or other Classes of Claims if applicable, as reduced from time to time as and to the extent that the Disallowed Amount of such Claims is determined.

     1.33 "SCHEDULES" shall mean the schedules of assets and liabilities, as may be amended, filed by the Debtor with the Bankruptcy Court in the Chapter 11 Case. Such Schedules may be amended by the Debtor through ninety (90) days following the Effective Date.

     1.34  "SECURED CREDITOR" shall mean the holder of an Allowed Secured
Claim.

     1.35 "U.S. TRUSTEE" shall mean the Office of the United States Trustee in Greenbelt, Maryland.

     1.36 "UNSECURED CLAIM" shall mean a Claim which is not an Administrative Expense Claim, an Allowed Secured Claim, an Allowed Deficiency Claim, an Administrative Convenience Claim, or a Claim otherwise entitled to Priority Status, if any.

                                  ARTICLE II
                DESIGNATION OF CLASSES OF CLAIMS AND INTERESTS
                -----------------------------------------------

     For purposes of the Plan, Claims and Interests are classified as follows:

     2.1 "CLASS 1 CLAIM" shall consist of the Secured Claim of the Internal Revenue Service.

     2.2 "CLASS 2 CLAIM" shall consist of the Secured Claim of Commerce Funding Corp.

     2.3 "CLASS 3 CLAIM" shall consist of all Claims entitled to Priority Status under Section 507(a)(3), (a)(4), and (a)(6) and 1129(a)(9)(B) of the Bankruptcy Code.

     2.4.  "CLASS 4 CLAIM" shall consist of all Allowed Unsecured Claims.

     2.5. "CLASS 5 INTERESTS" shall consist of all Equity Interests in the Debtor.

     2.6 The Debtor has not designated any Class of Claims under Sections 507(a)(1), 507(a)(2) or 507(a)(8) pursuant to Section 1123(a)(1) of the
Bankruptcy Code. The Plan contemplates that all Allowed Administrative Expense Claims shall be accorded treatment and payment as provided for by the Bankruptcy Code and as otherwise addressed by this Plan.

                                  ARTICLE III
                 TREATMENT OF CLASSES OF CLAIMS AND INTERESTS
                 --------------------------------------------

     3.1 CLASS 1 CLAIM IS IMPAIRED. The prior sale of the assets, pursuant to the terms of the Asset Purchase Agreement, transferred substantially all of the assets of the Debtor free and clear of all liens without any preservation of the asserted lien of Class 1. The Claim of the Internal Revenue Service shall be deemed fully satisfied by the treatment afforded by the Asset Purchase Agreement. Accordingly, the Claim of the Internal Revenue Service will receive no treatment as an Allowed Secured Claim under the Plan.

     3.2 THE CLASS 2 CLAIM IS NOT IMPAIRED. The prior sale of the assets, pursuant to the terms of the Asset Purchase Agreement, transferred the substantially all of the assets of the Debtor free and clear of all liens without any preservation of the asserted lien of Class 2. Commerce Funding Corp. has been paid in full pursuant to the terms of the Asset Purchase Agreement and its loan documents. Accordingly, the Secured Claim of Commerce Funding Corp. will receive no treatment as an Allowed Secured Claim under the Plan.

     3.3 THE CLASS 3 CLAIMS ARE IMPAIRED. Priority Claims in this Class are Claims entitled to priority in accordance with 11 U.S.C. Section 507(a) other than those designated in 11 U.S.C. Section 1123(a)(1) ("Priority Claims"). In full and complete satisfaction and release of the Class 3 Claims, and unless otherwise agreed by the Claimant and the Debtor, the holders of Class 3 Claims, which are Allowed Claims entitled to priority pursuant to 11 U.S.C. Sections 507(a)(3), (a)(4) and (a)(6), shall be paid pursuant to the Asset Purchase Agreement. All claims by the Employees of the Debtor for wages, salaries, or commissions, including vacation, severance, sick leave, 401K benefits, and expenses shall be deemed fully satisfied by the treatment afforded the Employees in the Asset Purchase Agreement. Accordingly, the Employees of the Debtor will receive no additional treatment as Priority Claimants under the Plan because those claims have been waived. Approximately One Hundred Forty-Five Thousand Dollars ($145,000.00) of Claims due the Employees will remain as Class 4 Unsecured Claims.

     3.4 THE CLASS 4 CLAIMS ARE IMPAIRED. If, and to the extent funds become available, all Allowed Unsecured Claims shall receive periodic Cash Distributions from the liquidation of Excluded Assets after disbursement to all Administrative Expense Claims, Priority Claims and Classes 1 through 3, to the extent Revenues remain available, commencing on the Effective Date, and continuing thereafter to the extent additional Revenues are received by the Debtor through and including the date of final administration of this Case. Class 4 Claims will be paid after payment in full to all Administrative Expense Claims, Priority Claims, Class 1 Claims, Class 2 Claims, and Class
3 Claims.

     3.5 THE CLASS 5 INTERESTS ARE IMPAIRED. Class 5 Interests will be treated under either of two (2) alternatives. First, if the Intercompany Settlement Agreement and the Plan are approved as proposed, then the stock in the Debtor will be retained by its parent corporation. The Debtor anticipates that this will improve the possibility of the cash flow payments to Class 4 Claimants under the Intercompany Settlement Agreement.

     Alternatively, if the Intercompany Settlement Agreement is not approved, and the treatment of Class 5 as described above is not approved, then the Class 5 Interests will be terminated on the Confirmation Date and the Class 5 Claimants will retain no interest in the Debtor thereafter.

     3.6 THE ADMINISTRATIVE EXPENSE CLAIMS. Administrative Expense Claims are Claims against the Debtor for any costs or expenses of the Chapter 11 case allowable under 11 U.S.C. Sections 503(b), including all actual and necessary costs and expenses incurred to preserve the Debtor's estate, as well as the operations of the Debtor's business, including compensation or reimbursement of expenses to the extent allowed under the Code. In this case, the Debtor-In-Possession and its affiliates have agreed pursuant to the Intercompany Settlement Agreement that net proceeds for a Sale or improved cash flow if achieved, enhance the divided to Class Four Creditors. Administrative Expense Claims consist primarily of fees owed to Professionals.

     Unless otherwise agreed by the Professionals, Administrative Expense Claims of Professionals retained pursuant to Court Order shall be paid, in cash, the full amount of their Allowed Claim as follows: (1) unpaid fees and expenses, if any, which were approved prior to the Effective Date shall be paid on the Effective Date, and (2) fees and expenses which are allowed after the Effective Date shall be paid when allowed. All reasonable post-confirmation Professional fees and expenses shall be paid within thirty (30) days from receipt of a bill. The Debtor believes that the Professional fees in this case, which are subject to approval by this Court, are approximately $493,000.00.

     The Administrative Expense Claims shall be paid from the liquidation of the Excluded Assets, the funds designated for the repayment of this debt pursuant to the terms of the Asset Purchase Agreement, and to the extent necessary, the proceeds of the Intercompany Settlement Agreement with ARSoftware and ARInternet. In the event that Administrative Expense Claims must be paid from the proceeds of the Intercompany Settlement Agreement, such claims will be satisfied prior to any distribution to the Priority Tax Claimants.

     The treatment of the claims of the Employees of the Debtor for wages, salaries, unused vacation pay, 401K benefits, and expenses in the Asset Purchase Agreement shall be in full and complete satisfaction all of their claims against the Debtor. Accordingly, the Employees will receive no treatment as an Administrative Expense Claim Holder under the Plan as those claims have been waived.

     3.7 THE PRIORITY CLAIMS PURSUANT TO SECTIONS 507(A)(1), 507(A)(2) OR 507(A)(8) OF THE BANKRUPTCY CODE. In full and complete satisfaction, and release of the Interests of the Priority Tax Claims entitled to priority status under 11 U.S.C. Section 507(a)(8), the Priority Tax Claimants shall receive payment from the liquidation of the Excluded Assets and proceeds from the Intercompany Settlement Agreement with ARSoftware and ARInternet to the extent any proceeds remain after payment of the Administrative Expense Claims.

     The Claims of the State of Maryland, the State of California, and Washington D.C. (the "State Tax Claimants"), are for withholding taxes and unemployment taxes. The Debtor estimates that the claim of the State of Maryland is in the approximate amount of $163,479.00, that the claim of Washington D.C. is in the amount of $1,447.00, and the claim of the State of California is in the amount of $916.00. In full and complete satisfaction and release of the claims of the State Tax Claimants, the State Tax Claimants shall receive a "pro rata" distribution from the proceeds of the Intercompany Settlement Agreement after payment to the Administrative Expense Claimants, if necessary. The payment of the State claims as provided herein shall constitute a full and complete release of claims against any officer, director, or responsible person of the debtor.

     The treatment of the claim of the Internal Revenue Service pursuant to the terms of the Asset Purchase Agreement shall be in full and complete satisfaction of all of its claims against the Debtor. Accordingly, the Internal Revenue Service will receive treatment as a Priority Claim Holder under the Plan only in the event that there are remaining proceeds after payment to Administrative Expense Claimants and the State Tax Claimants. To the extent that the Priority Tax Claim of the Internal Revenue Service exceeds the payment received from the Asset Purchase Agreement and the remaining proceeds from the Intercompany Settlement Agreement, if any, the Internal Revenue Service has waived its right to such claim.

     3.8 Any Class of Claims entitled to timely elect treatment pursuant to Section llll (b)(2) of the Bankruptcy Code shall receive treatment as required by law. Further, nothing in this Plan shall be deemed to preclude any Class of Claims entitled to elect treatment pursuant to Section 1111 (b)(2) of the Bankruptcy Code from timely making such election.

                                  ARTICLE IV
                          MEANS OF EXECUTION OF PLAN
                          --------------------------

     4.1. This Plan is a liquidating plan under Section 1129(a)(11) of the Bankruptcy Code and is materially premised upon the disposition of the Debtor's assets pursuant to the Asset Purchase Agreement as well as the disposition of the Excluded Assets. The proceeds from the disposition of these assets will be distributed to Classes of Claims in accordance with the priorities and terms identified in Articles III and IV of the Plan.

     4.2. Unless otherwise ordered by the Bankruptcy Court, all Cash Distributions contemplated by the Plan shall only occur on or subsequent to the Effective Date. All Cash Distributions under the Plan shall be paid in the manner generally set forth in Article III of the Plan. Upon the Confirmation Date, Greenan, Walker, Trainor & Billman shall act as disbursing agent in respect of all Cash Distributions required under the Plan.

     4.3. The Debtor may generally prepay in part or in full any Allowed Claim without penalty or charge.

                                   ARTICLE V
                                   CRAM DOWN
                                   ---------

     5.1. In order to confirm the Plan, among other things, the Debtor must establish that, in accordance with Section 1129(a)(8) of the Bankruptcy Code, each Class of Claims or Interests either (i) has accepted the Plan or (ii) is not Impaired under the Plan. In the event that this requirement cannot be satisfied, however, and all other applicable requirements for confirmation under Section 1129(a) of the Bankruptcy Code are met, the Debtor may, and hereby does, invoke the "cramdown" entitlement under Section 1129(b) of the Bankruptcy Code, such that, as long as the Plan does not discriminate unfairly, and is fair and equitable, with respect to any Class of Claims or Interests that is impaired under, and has not accepted, the Plan, the Plan may be confirmed by the Bankruptcy Court.

                                  ARTICLE VI
                           MODIFICATION OF THE PLAN
                           ------------------------

     6.1. The Debtor may modify this Plan at any time prior to the Effective Date as permitted by Section 1127(a) of the Bankruptcy Code. If so modified, after the Debtor files the modification with the Bankruptcy Court, the Plan as modified becomes the Plan.

     6.2. The Debtor may modify this Plan at any time after the Effective Date and before substantial consummation of this Plan as permitted by Sections 1101(2) and 1127(b) of the Bankruptcy Code. The Plan as so modified under this subsection becomes the Plan only if the Bankruptcy Court, after notice and a hearing, confirms such Plan as modified under Section 1127 of the Bankruptcy Code.

     6.3. Before or after the Confirmation Date, or in the Confirmation Order, the Debtor or the Bankruptcy Court may remedy any defect or omission, or reconcile any inconsistencies in the Plan or amend the Plan, in such a manner as may be necessary to carry out the provisions, purposes and effect of the Plan.

                                  ARTICLE VII
                                DISPUTED CLAIMS
                                ---------------

     7.1. Any party objecting to Claims that were made and existed or arose on or before the Petition Date, or that are listed as undisputed, non-contingent and liquidated in the Debtor's Schedules, must file such objection within thirty (30) days following the Effective Date of the Plan.

     7.2. The acceptance of any vote of any Claim or Interest by The Debtor shall not constitute an acceptance of such Claim or Interest for any purpose other than voting, nor shall the Debtor be deemed estopped from objecting to any Claim or Interest on such grounds. The recognition of any Claim or Interest by the Debtor for any purpose(s) preceding the entry of the Confirmation Order during the Chapter 11 Case shall not constitute a waiver of the Debtor's duty to its estate to investigate all Claims and Interests for objection. The Debtor reserves the right to object to any Claim or Interest and to treat same as a Disallowed Claim or Interest under the Plan.

                                 ARTICLE VIII
                        CONTRACTS AND UNEXPIRED LEASES
                        ------------------------------

     8.1. Any and all executory contracts and unexpired leases within the meaning of Section 365(a) of the Bankruptcy Code which have not been assumed or as to which the Debtor has not applied to the Court for authority to assume within the Ninety (90) Days after the Effective Date or which have not been assumed pursuant to the terms of this Plan, shall be deemed to have been rejected by the Debtor as of the Confirmation Date.

                                  ARTICLE IX
                           RETENTION OF JURISDICTION
                           -------------------------

     9.1. The Bankruptcy Court shall retain jurisdiction over the Debtor and its Chapter 11 proceedings through and including the date that all Claims have been satisfied in the manner required under this Plan to the extent permitted under the Bankruptcy Code, including, "inter alia," to determine any and all controversies and disputes arising under, or in conjunction with the Plan including, but not limited to, issuing any orders appropriate under Section 105 of the Bankruptcy Code; to effectuate payments under, and performance of, the provisions of the Plan, to modify the terms of the Plan; and to determine such other matters and acts for such other purposes as may be provided for in the Confirmation Order.

     9.2 The Bankruptcy Court shall retain jurisdiction to enforce the provisions of the Asset Purchase Agreement and to resolve any dispute concerning the Asset Purchase Agreement, the Order Approving Sale of Substantially All Assets Free and Clear of Liens and Encumbrances, as well as the rights and duties of the parties obligated under the Asset Purchase Agreement.

     9.3 In the event of a default under the Asset Purchase Agreement by Space Applications Corporation, each party affected by such default may move on its own behalf to enforce the terms of the Asset Purchase Agreement.

     9.2. Notwithstanding such retention of jurisdiction, the Debtor, any party in interest or creditor may move to reopen the Chapter 11 Case in the event necessary to afford any party in interest relief under Section 350 of the Bankruptcy Code.

                                   ARTICLE X
                      PREFERENCES AND AVOIDABLE TRANSFERS
                      -----------------------------------

     10.1. Any action by the Debtor or any other authorized party-in-interest to recover property of the estate and avoid any transfer pursuant to Sections 542, 543, 544, 547, 548 or 549 of the Bankruptcy Code shall be commenced by the filing of a complaint pursuant to Bankruptcy Rule 7003 within ninety (90) days following the Confirmation Date.

                                  ARTICLE XI
                    EQUITY INTEREST HOLDERS AND MANAGEMENT
                    --------------------------------------

     11.1. The Equity Interest Holders shall be treated in accordance with Class 5 of the Plan. As stated previously herein, the Class 5 Interests will be treated under either of two (2) alternatives. First, if the Intercompany Settlement Agreement and the Plan are approved as proposed, then the stock in the Debtor will be retained by its parent corporation. The Debtor anticipates that this will improve the possibility of the cash flow payments to Class 4 Claimants under the Intercompany Settlement Agreement.

     Alternatively, if the Intercompany Settlement Agreement is not approved, and the treatment of Class 5 as described above is not approved, then the Class 5 Interests will be terminated on the Confirmation Date and the Class 5 Claimants will retain no interest in the Debtor thereafter.

                                  ARTICLE XII
                                 MISCELLANEOUS
                                 -------------

     12.1. Upon the Confirmation Date, the entry of the Confirmation Order shall supersede, amend and modify any prior Orders entered by this Court, or any other court, to the extent such prior Orders are inconsistent with the terms or effect of the Plan.

     12.2. Prior to the Effective Date, the Debtor shall establish a Claims Distribution Fund to fund Cash Distributions to Allowed Claims under the Plan from Cash Flow. The Debtor shall establish, and fund from Revenues, appropriate reserves to fund Allowed Administrative Expense Claims, necessary disbursements incidental to the distribution of funds pursuant to the terms and provisions of the Asset Purchase Agreement as well as any other appropriate expenditures, including satisfaction of Allowed Administrative Expense Claims.

     12.3. Except for any default or event of default which occurs under the terms of the Plan, if any Creditor holding an Allowed Claim fails to receive a Cash Distribution as provided under the Plan, or if any Creditor wishes to dispute the Debtor's compliance with the Plan, such Creditor shall serve upon the Debtor written notice thereof, and the Debtor shall not be deemed to be in default of the provisions of this Plan unless the Debtor fails to cure such noncompliance, if any, or fails to take any other affirmative response within 20 days from its uncontested receipt of service.

                                 ARTICLE XIII
                    TERMINATION OF THE CREDITORS COMMITTEE
                    --------------------------------------

     13.1 The appointment and tenure of the Creditor's Committee shall be terminated as of the Effective Date, provided that there are no pending or unresolved motions, appeals, objections, or other pleadings in which the Creditor's Committee seeks affirmative relief. In the event that such a pleading is pending, such pleading shall constitute an extension of the term of the Creditor's Committee.

                                  ARTICLE XIV
          SETTLEMENT AGREEMENT WITH UNITED STATES DEPARTMENT OF LABOR
         ------------------------------------------------------------

     14.1 Dr. Anand currently is negotiating a settlement agreement with the United States Department of Labor regarding the administration (and liquidation and distribution when appropriate) of the assets of the 401(k) pension plan, and his role as pension plan administrator and plan trustee.

     14.2 The United States Department of Labor has determined that it will not pursue the Debtor, or any other employee of the Debtor beside Dr. Anand, for any liability with regard to the 401(k) pension plan.

                                  ARTICLE XV
                         SETTLEMENT AGREEMENT BETWEEN
                   THE DEBTOR AND ARSOFTWARE AND ARINTERNET
                  ------------------------------------------

     15.1 Subject to approval by the Bankruptcy Court, the Debtor and ARSoftware and ARInternet have entered into a settlement agreement whereby ARSoftware and ARInternet shall pay to the Debtor One Hundred and Fifty Thousand Dollars ($150,000.00) over the period of three (3) years (the "Intercompany Settlement Agreement").

     15.2 Specifically, the terms of the Intercompany Settlement Agreement are as follows:

     A. ARSoftware and ARInternet shall execute a promissory note obligating ARSoftware and ARInternet to pay to the Debtor One Hundred and Fifty Thousand Dollars ($150,000.00) over the period of three (3) years at a rate of Four Thousand One Hundred and Sixty-Seven Dollars ($4,167.00) per month (the "Settlement Amount"). ARSoftware and ARInternet agree to execute any and all documents, and perform any other actions, necessary for the Debtor to maintain a perfected security interest in the agreed upon collateral. The amount to be paid by ARSoftware and ARInternet shall not be subject to interest, however, in the event of a default interest shall accrue at a rate of twelve percent (12%) per annum. Further, in the event that payments are not timely made a late fee equal to five percent (5%) of the monthly amount shall be incurred.

     B. If for any fiscal year the cash flow of ARSoftware and ARInternet exceeds its operating expenses and any debt service including the debt service required under the Intercompany Settlement Agreement, then one-half (1/2) of the surplus of the Net Cash Flow shall be paid to the Bankruptcy Estate.

           Net Cash Flow is defined as that sum remaining after the payment of operating expenses, including debt service, on a consistent historical basis. Net Cash Flow shall be supported by a Statement of Cash Flow prepared in accordance with GAAP. The fiscal year-end for ARSoftware and ARInternet is May 31, and the fiscal year ending May 31, 1998 shall be the base line. Commencing on September 1, 1998 and each year thereafter, if appropriate, the monthly payment shall be increased by one-twelfth (1/12) of the net surplus, the total of which shall equal one-half (1/2) of the Net Cash Flow. For each fiscal year where there is a net surplus the payments shall continue for twelve (12) consecutive months. The Statement of Cash Flow and supporting documents shall be delivered to Debtor's estate commencing August 31, 1998 and on the 31st day of August each year thereafter until the promissory note is paid in full.

           In calculating Net Cash Flow, future general administrative expenses should not exceed as a percentage of sales the greater of those years ended May 31, 1997 and May 31, 1998.

     C. Both ARSoftware and ARInternet will be jointly and severally liable for the settlement amount. The obligations of ARSoftware and ARInternet will be secured by all of their assets, including equipment, fixtures, accounts receivable, copy rights and intangibles.

     D. In the event the stock or assets ARSoftware and/or ARInternet are sold during the three (3) year payout period, the net proceeds of any such sale, after payment of all costs of sale and payment to any outstanding creditors of the sold entity including the Intercompany Settlement Note, shall be split equally between the Debtor and the shareholders of the sold entity. Those monies due shall be paid to the Debtor's estate at closing.

     E. Dr. Anand shall guaranty the obligations of ARSoftware and ARInternet under the Intercompany Settlement Agreement.

     15.3 The Intercompany Settlement Agreement is subject to approval of the Bankruptcy Court. Copies of the Intercompany Settlement Agreement, Promissory Note, Security Agreement and Guaranty are available for inspection and copying at the office of Debtor's counsel. The obligation of ARSoftware and ARInternet shall be deemed substantially consummated upon delivery of the executed Settlement Agreement and the first payment to the Debtor.

     15.4 The proceeds generated from the Intercompany Settlement Agreement will be used to pay the Priority Tax Claims of the State of Maryland, the State of California, and Washington, D.C. The remaining proceeds from the Intercompany Settlement Agreement, after payment of Administrative Expense Claimants, if any, shall be paid to the Internal Revenue Service to the extent it still has a claim. The balance of any proceeds, if any, will be paid to Class 4 Unsecured Claims. The Internal Revenue Service has consented to the distribution of the proceeds of the Intercompany Settlement Agreement as stated herein.

     15.5 The terms of the Settlement Agreement are deemed approved by the Bankruptcy Court, upon confirmation of the Plan.


Dated: February ___, 1998

                              Respectfully submitted,

                              APPLIED RESEARCH OF MARYLAND


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                              BY: